Exhibit 10.12
Sovereign Bancorp, Inc.
1996 Stock Option Plan
(as amended by Amendments #1, #2, #3, #4, and #5)

i

ARTICLE 1. PURPOSE OF THE PLAN
     1.1 Purpose — The Sovereign Bancorp, Inc. 1996 Stock Option Plan (the “Plan”) is intended to provide key employees of Sovereign Bancorp, Inc. (the “Corporation”) and its Subsidiaries an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate key employees to make substantial contributions to the success of the business. Stock Options are granted under the Plan based on the Participant’s level of responsibility and performance within the Corporation.
     1.2 Stock Options to be Granted — Incentive Stock Options within the meaning of Code Section 422(b) and Nonqualified Stock Options may be granted within the limitations of the Plan herein described.
ARTICLE 2. DEFINITIONS
     2.1 “Agreement” — The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.
     2.2 “Board” — The Board of Directors of the Corporation.
     2.3 “Change in Control” — means the first to occur of any of the following events:
          (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the “Benefit Plan(s)”), is or becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities, other than: (i) pursuant to a transaction excepted in Clauses (c) or (d); or (ii) pursuant to a Buyer Acquisition Transaction (as defined in the Investment Agreement (the “Investment Agreement”), between the Corporation and Banco Santander Central Hispano, S.A., dated as of October 24, 2005, as it may be thereafter amended) effectuated in accordance with the terms of the Investment Agreement other than a Buyer Acquisition Transaction contemplated in Sections 8.06 through 8.08 and 8.10 of the Investment Agreement;
          (b) there occurs a contested proxy solicitation of the Corporation’s shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities;
          (c) a binding written agreement is executed (and, if legally required, approved by the Corporation’s shareholders) providing for a sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Corporation or of Sovereign Bank to another entity, except to an entity controlled directly or indirectly by the Corporation;
          (d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

          (i) under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation, or reorganization, the shareholders of the Corporation immediately before such merger, consolidation, or reorganization, will own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation, or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;
          (ii) under the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation, or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation, or reorganization; and
          (iii) based on the terms of the agreement approved by the Corporation’s shareholders providing for such merger, consolidation, or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation, or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;
          (e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted;
          (f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the period; or
          (g) the occurrence of a Triggering Event within the meaning of the Second Amended and Restated Rights Agreement, between the Corporation and Mellon Investor Services LLC, as rights agent, dated as of January 19, 2005, as amended on October 24, 2005, and as it may be further amended from time to time.
Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing 19.9% or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend, or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.
     2.4 “Code” — The Internal Revenue Code of 1986, as amended.
     2.5 “Committee” — The Committee which the Board appoints to administer the Plan.
     2.6 “Common Stock” — The common stock of the Corporation (no par value) as described in the Corporation’s Articles of Incorporation, or such other stock as shall be substituted therefor.
     2.7 “Corporation” — Sovereign Bancorp, Inc., a Pennsylvania corporation.
     2.8 “Employee” — Any key employee (including officers) of the Corporation or a Subsidiary.
     2.9 “Exchange Act” — The Securities Exchange Act of 1934, as amended.
     2.10 “Incentive Stock Option” — A stock option intended to satisfy the requirements of Code Section 422(b).
     2.11 “Nonqualified Stock Option” — A stock option other than an incentive stock option.
     2.12 “Optionee” — A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.
     2.13 “Participant” — An Employee selected by the Committee to receive a grant of an Option under the Plan.
     2.14 “Plan” — Sovereign Bancorp, Inc. 1996 Stock Option Plan.
     2.15 “Retirement” — The termination of an Employee’s employment following the first day of the month coincident with or next following attainment of age 65, as the term “Normal Retirement Date” is defined in the Sovereign Bancorp, Inc. Employee Stock Ownership Plan, or attainment of age 55 and the completion of five (5) years service, as the term “Early Retirement Date” is defined in the Sovereign Bancorp, Inc. Employee Stock Ownership Plan.
     2.16 “Securities Act” — The Securities Act of 1933, as amended.
     2.17 “Stock Option” or “Option” — An award of a right to purchase Common Stock pursuant to the provisions of the Plan.

     2.18 “Subsidiary” — A subsidiary corporation as defined in Code Section 424(f) that is a subsidiary of the Corporation.
ARTICLE 3. ADMINISTRATION OF THE PLAN
     3.1 The Committee — The Plan shall be administered by a committee of the Board (the “Committee”) composed of three or more members of the Board, all of whom are (a) ”disinterested persons” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and (b) ”outside directors” within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.
3.2 Powers of the Committee -
          (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee, unless otherwise determined by a majority of the disinterested members of the Board.
          (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:
          (i) determine and select, based upon the recommendation of the Corporation’s Chief Executive Office, the key Employees to be granted Options (it being understood that more than one Option may be granted to the same person);
          (ii) determine the number of shares subject to each Option;
          (iii) determine the date or dates when the Options will be granted;
          (iv) determine the purchase price of the shares subject to each Option in accordance with Article 5 of the Plan;
          (v) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Article 7 of the Plan;
          (vi) determine whether or not an Option constitutes an Incentive Stock Option; and
          (vii) prescribe the form, which shall be consistent with the Plan, of the Agreement evidencing any Options granted under the Plan.

     3.3 Terms — The grant of an Option under the Plan shall be evidenced by an Agreement and may include any terms and conditions consistent with this Plan, as the Committee may determine.
     3.4 Liability — No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.
ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN
     4.1 Common Stock Authorized — The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 5,000,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.
     4.2 Shares Available — The Common Stock to be issued upon exercise of Options granted under the Plan shall be the Corporation’s Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to option under the Plan.
ARTICLE 5. STOCK OPTIONS
     5.1 Exercise Price — The exercise price of Common Stock shall be, in the case of an Incentive Stock Option, 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 6.2 of the Plan. The exercise price of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 100 percent of the fair market value of one share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment only as provided in Article 9 of the Plan.
     5.2 Limitation on Incentive Stock Options — The aggregate fair market value (determined as of the date an Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.
5.3 Determination of Fair Market Value -
          (a) During such time as Common Stock is not listed on an established stock exchange or exchanges but is listed on the NASDAQ Stock Market, the fair market value per share shall be the closing sale price for the Common Stock on the day the Option is granted. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (b) During such time as the Common Stock is not listed on an established stock exchange or on the NASDAQ Stock Market, fair market value per share shall be the mean between the closing dealer “bid” and “asked” prices for the Common Stock for the day of the grant, and if no “bid” and “asked” prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.
          (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of Common Stock on such stock exchange or exchanges on the day the Option is granted or, if no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.
          (d) In the event that the Common Stock is not traded on an established stock exchange or in the NASDAQ Stock Market, and no closing dealer “bid” and “asked” prices are available on the date of a grant, then fair market value will be the price established by the Committee in good faith.
     5.4 Limitation on Grants — Commencing January 1, 1996, grants to any Employee under this Plan shall not exceed in the aggregate 300,000 Options during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 9.
ARTICLE 6. ELIGIBILITY
     6.1 Participation — Options shall be granted only to persons who are Employees, as determined by the Committee, based upon the recommendation of the Chief Executive Officer (except as to himself) and ratified by a majority of the disinterested members of the Board.
     6.2 Incentive Stock Option Eligibility — Notwithstanding any other provision of the Plan, an individual who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 5.1 and 7.1 of the Plan are satisfied. For purposes of this Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. “Outstanding stock” shall include all stock actually issued and outstanding immediately before the grant of the Option. “Outstanding stock” shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.
ARTICLE 7. TERM, EXERCISE AND TRANSFER OF OPTIONS
     7.1 Termination — Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 6.2 of the Plan shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of the grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of the grant. Each Option granted under the Plan shall be exercisable only after the earlier of (i) the date or dates, determined by the Committee, following the date of the grant of the Option as specified in the Agreement, or (ii) a Change in Control occurs.
     7.2 Exercise and Transfer -
          (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option, provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his Option by tendering to the Corporation shares of Common Stock owned by him and having a fair market value equal to the cash exercise price applicable to his Option (with the fair market value of such stock to be determined in the manner provided in Section 5.3 hereof) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least one year.
          (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.
          (c) In addition, at the request of the Participant and to the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Stock Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.
          (d) Except as provided in Article 8, an Option may be exercised only during the continuance of the Optionee’s employment. Except as provided in Subsection (e), an Option shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by such Optionee.
          (e) The Committee may, in its sole discretion (which discretion may be exercised in favor of some Optionees but not others), authorize all or a portion of a Nonqualified Stock Option to be granted to an Optionee on terms which permit transfer of such Option by the Optionee (i) pursuant to a “domestic relations order” as such term is defined in Code Section 414(p), or (ii) to (A) a member of the Optionee’s Immediate Family, (B) a trust for the exclusive benefit of one or more of such members, or (C) any other entity owned solely by one or more of such members; provided, however, that any such transfer be without consideration; and provided further, that the relevant Agreement so specifies. For purposes of the preceding sentence, the term “Immediate Family” shall have the meaning ascribed to such term in Rule 16a-1(e) promulgated under the Exchange Act or, if broader in scope, in the instructions to the federal Form S-8 registration statement. Any Option transferred pursuant to this subsection may not thereafter be transferred by the transferee except by will, by operation of law, or in accordance with the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer (including exercise procedures permitted in Subsections (a) and (c)), except that references to an Optionee will thereafter be deemed references to the transferee, as appropriate. The events of termination of employment set forth in Article 8 shall continue to be applied with respect to the original Optionee, following which the transferred Option shall be exercisable by the transferee only to the extent and for the periods specified in such article.
ARTICLE 8. TERMINATION OF EMPLOYMENT
     8.1 Retirement — In the event of Retirement, an Option shall lapse at the earlier of the term of the Option or:
          (a) In the case of an Incentive Stock Option, three months from the date of Retirement; and
          (b) in the case of Options other than Incentive Stock Options, up to 24 months, at the discretion of the Committee, from the date of Retirement.
     8.2 Death or Total and Permanent Disability — In the event of termination of employment due to death or “Total and Permanent Disability,” as defined in Code Section 72m(7), the Option shall lapse at the earlier of (a) the term of the Option, or (b) one year after termination due to such causes.
     8.3 Other Termination — Except as otherwise provided in Section 8.4, in the event of termination of employment at the election of the Corporation, or in the event of voluntary termination of employment by an Employee within 12 months following the consummation of a transaction which caused the triggering of a Change in Control, all options shall lapse as of the earlier of the term of the Option or:
          (a) In the case of an Incentive Stock Option, three months from the date of termination of employment; and
          (b) In the case of Options other than Incentive Stock Options, up to 12 months from the date of termination of employment.
In the event of any other termination of employment at the election of the Employee, all Options granted to such Employee shall lapse as of the date of termination of employment.

     8.4 Termination For Cause — In the event of termination of employment “for cause,” all Options granted to such Employee shall lapse on the date of termination of employment. Termination “for cause” shall mean the Employee was terminated after:
          (a) the Office of Thrift Supervision or any other government regulatory agency recommends or orders in writing that the Corporation or any Subsidiary terminate the employment of the Employee or relieve him of his duties;
          (b) the Employee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Employee for a period of forty-five consecutive days;
          (c) the Employee willfully fails to follow the lawful instructions of the Board or any officer of the Corporation or a Subsidiary after the Employee’s receipt of written notice of such instructions, other than a failure resulting from the Employee’s incapacity because of physical or mental illness;
          (d) the willful or continued failure by the Employee to substantially and satisfactorily perform his duties with the Corporation or a Subsidiary (other than any such failure resulting from the Employee’s being disabled or as a result of physical or mental illness), within a reasonable period of time after a demand for substantial performance or notice of lack of substantial or satisfactory performance is delivered to the Employee, which demand identifies the manner in which the Employee has not substantially or satisfactorily performed his duties; or
          (e) the failure by the Employee to conform to the Corporation’s Code of Conduct.
For purposes of the Plan, no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee’s action or omission was in the best interest of the Corporation or a Subsidiary.
The term “Code of Conduct” shall mean: (a) the Sovereign Bancorp, Inc. Code of Conduct and Ethics, (b) Code of Ethics For Senior Financial Officers of Sovereign Bancorp, Inc. and Sovereign Bank, (c) the Sovereign Bancorp, Inc. Policy on Personal Securities Transactions, and (d) the policies and procedures related to employment of the Employee by the Corporation or a Subsidiary set forth in the Sovereign Bank Team Member Handbook. The Code of Conduct may be amended and updated at any time. The term “Code of Conduct” shall also include any other policy or procedure that may be adopted by the Corporation or a Subsidiary and communicated to common law employees of the Corporation or a Subsidiary.

ARTICLE 9. ADJUSTMENT PROVISIONS
     9.1 Share Adjustments -
          (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.
          (b) If there shall be any other change in the number or kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities in which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.
          (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.
     9.2 Corporate Changes — A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options.
     9.3 Fractional Shares — Fractional shares resulting from any adjustment in Options pursuant to this Article 9 may be settled as a majority of the disinterested members of the Board or the Committee (as the case may be) shall determine.
     9.4 Binding Determination — To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

ARTICLE 10. GENERAL PROVISIONS
     10.1 Effective Date — The Plan shall become effective upon its adoption by the Board, provided that any grant of Options is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.
     10.2 Termination of the Plan — Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of its adoption by the Board.
10.3 Limitation on Termination, Amendment or Modification -
          (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the shareholders of the Corporation no amendment or modification shall be made by the Board which:
          (i) increases the maximum number of shares of Common Stock as to which Options may be granted under the Plan;
          (ii) changes the class of eligible Employees; or
          (iii) otherwise requires the approval of shareholders in order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Exchange Act.
          (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.
     10.4 No Right to Employment — Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any Option hereunder shall confer upon any Optionee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Optionee’s employment at any time and for any reason.
     10.5 Withholding Taxes -
          (a) Subject to the provisions of Subsection (b), the Corporation will require that an Optionee as a condition of the exercise of an Option (other than an Incentive Stock Option), or any other person or entity receiving Common Stock upon exercise of an Option, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of the Option.
          (b) An Optionee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

          (i) it must be made prior to the date on which the amount of tax to be withheld is determined (the “Tax Date”);
          (ii) it shall be irrevocable;
          (iii) it shall be subject to disapproval by the Committee;
          (iv) if the Optionee is an officer of the Corporation within the meaning of Section 16 of the Exchange Act (an “Officer”), such election may not be made within six months of the grant of the Option (except that this restriction shall not apply in the event of the death or disability of the Optionee prior to the expiration of the six-month period);
          (v) if the Optionee is an Officer, such election must be made either at least six months prior to the Tax Date or in the ten-day “window period” beginning on the third day following the release of the Corporation’s quarterly or annual summary statement of revenues and earnings; and
          (vi) where the Tax Date of an Officer is deferred up to six months after the exercise of an Option, the full number of Option shares will be issued or transferred to him upon exercise, but he will be unconditionally obligated to tender back to the Corporation the proper number of shares of Common Stock on the Tax Date.
     10.6 Listing and Registration of Shares -
          (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.
          (b) If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he is acquiring the shares for his own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”) AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR

OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.”